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                                                            EXHIBIT 99.(a)(1)(E)

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF

                     CAMERON ASHLEY BUILDING PRODUCTS, INC.
                                       AT
                              $18.35 NET PER SHARE
                                       BY

                               CAB MERGER CORP.,
                     AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF

                           GUARDIAN INDUSTRIES CORP.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON
               FRIDAY, JUNE 9, 2000 UNLESS THE OFFER IS EXTENDED.

                                                                    May 12, 2000

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated May 12, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") relating to the offer by CAB Merger Corp., a Georgia corporation (the "Purchaser") and an indirect wholly-owned subsidiary of Guardian Industries Corp., a Delaware corporation, to purchase all the outstanding shares of common stock, no par value (the "Common Stock"), of Cameron Ashley Building Products, Inc., a Georgia corporation (the "Company") and the associated Series A Preferred Stock purchase rights (the "Rights" and, together with the Common Stock, the "Shares"), at a purchase price of $18.35 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. Holders of Shares whose certificates for such Shares (the "Certificates") are not immediately available or who cannot deliver their Certificates and all other required documents to the depositary (the "Depositary") or complete the procedures for book-entry transfer prior to the Expiration Date (as defined in the Offer to Purchase) must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

     WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

     Please note the following:

          1. The tender price is $18.35 per Share, net to the seller in cash, without interest.

          2. The Offer is subject to there being validly tendered and not properly withdrawn prior to the expiration of the Offer a majority of the outstanding Shares on a fully diluted basis and certain other conditions.

          3. The Offer is being made for all of the outstanding Shares.

          4. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 10 of the Letter of Transmittal.
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          5. The board of directors of the Company (the "Board") has unanimously determined that each of the Offer and the Merger (as defined in the Offer to Purchase) is fair to, and is in the best interests of, the Company's shareholders (other than Guardian Fiberglass, Inc. and its affiliates), has approved the Merger Agreement (as defined in the Offer to Purchase) and the transactions contemplated thereby, including the Offer and the Merger, and recommends that the Company's shareholders accept the Offer and tender all of their Shares pursuant to the Offer.

          6. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) Certificates pursuant to the procedures set forth in Section 3 of the Offer to Purchase or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, (b) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Shares and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering shareholders at the same time depending upon when Certificates are actually received by the Depositary.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

     The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, the Purchaser may, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

     In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.
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                          INSTRUCTIONS WITH RESPECT TO
                         THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                     CAMERON ASHLEY BUILDING PRODUCTS, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated May 12, 2000, and the related Letter of Transmittal in connection with the offer by CAB Merger Corp., a Georgia corporation (the "Purchaser") and an indirect wholly-owned subsidiary of Guardian Industries Corp., a Delaware corporation, to purchase all outstanding shares of common stock, no par value (the "Common Stock"), of Cameron Ashley Building Products, Inc., a Georgia corporation, and the associated Series A Preferred Stock purchase rights (the "Rights" and, together with the Common Stock, the "Shares").

     This will instruct you to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

                                              SIGN HERE

Number of Shares to be Tendered:*             --------------------------------------------------------
                                              --------------------------------------------------------
                                              Signature(s)
                                              --------------------------------------------------------
                                              --------------------------------------------------------

Date: ------------------------                (Print Name(s))
                                              --------------------------------------------------------
                                              --------------------------------------------------------
                                              (Print Address(es))
                                              --------------------------------------------------------
                                              (Area Code and Telephone Number(s))
                                              --------------------------------------------------------
                                              (Taxpayer Identification or
                                              --------------------------------------------------------
                                              Social Security Number(s))

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.